Exhibit 32.1
Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report on Form 10Q of Frawley Corporation (the “Company”) for the quarterly period ending March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Michael P. Frawley as Chief Executive Officer and Chief Financial Officer of the Company hereby certifies, pursuant to 18 U.S. C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents in all material respects, the financial condition and results of operations of the Company.

/s/Michael P. Frawley
Name:	Michael P. Frawley
Title:	Chief Executive Officer and Chief Financial Officer
Date:	December 02, 2008

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.